EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN EXPRESS ANNOUNCES SERVESM,
THE NEXT GENERATION DIGITAL PAYMENT PLATFORM

Serve Offers Person-to-Person, Online, Mobile, and Traditional Card Capabilities in a Single Account

NEW YORK – (March 28, 2011) – American Express today unveiled ServeSM, a  digital payment and commerce platform that gives consumers a new way to spend, send and receive money with services that go beyond the existing  global payment networks.

With Serve, consumers can make purchases and person-to-person (P2P) payments online (serve.com), via mobile phones, and at millions of merchants who accept American Express cards. Serve unifies multiple payment options into a single account that can be funded from a bank account, debit, credit or charge card, or by receiving money from another Serve account.

Serve is an easy-to-use, digital alternative aimed at consumers who currently rely on cash, check and debit card. Serve accounts can be accessed via Serve Apple iOS and Android applications, at Serve.com and through Facebook. Through Serve, American Express aims to expand into new segments of the market that do not rely on traditional charge and credit cards to manage their day-to-day finances.

“Serve is a new type of payment platform that isn’t tied to a single card or mobile operating system. It’s a flexible, easy to use platform, which from day one brings tremendous assets to the alternative payments space and gives consumers an option to shop on-line and off-line at millions of merchants who accept American Express,” said Dan Schulman, Group President, Enterprise Growth, American Express.

“We intend to quickly evolve the Serve platform by adding new features and functionality as we learn from consumer and merchant experiences. To encourage a broad cross-section of people to experience the benefits and convenience of Serve, we are working with a range of partners to integrate Serve as a payment method and deliver customized offers, and we will waive most consumer fees for the next six months,” said Mr. Schulman.

1/4

How it works
Consumers set up an online account at Serve.com or through a smartphone app.  Funds can be added from bank accounts, debit cards, credit and charge cards, or other Serve accounts. Customers can use those accounts to send and receive money to friends, pay bills and make purchases online. Serve bridges online and offline commerce – each customer will be issued a Serve reloadable prepaid card linked to their Serve account that can be used at any merchant or ATM that accepts American Express cards.

Unlike traditional debit card accounts, Serve offers users the ability to easily create, manage, and specify sub-accounts for their friends, family members or colleagues. Sub-accounts are linked to the master account and allow users to set spending profiles for everything from children’s allowances to dog walker fees.

The Serve platform evolved from technology obtained through the acquisition of Revolution Money in early 2010.

Serve is available immediately to anyone in the U.S. and is expected to launch into other international markets over the coming year. American Express will continue to evolve the features and functionality of Serve based on market feedback. To gain consumer and merchant insights about Serve and to help shape upcoming releases, a marketing pilot will also be conducted in Eugene, Oregon.

Partnerships
While payments are the foundation of the Serve platform, American Express is also announcing a number of partners who will use the platform to deliver relevant offers that drive spend and build loyalty. Three of the first partners are Ticketmaster®, Concur® and Flipswap.

“A cornerstone of the long-term vision for Serve is developing partnerships with commerce, gaming, entertainment, and social networking organizations,” said Mr. Schulman.  Partnerships, with players such as Ticketmaster, Concur and Flipswap will introduce Serve to new customers and help build scale. These companies have loyal communities of customers, and we are thrilled to partner with them as we grow and expand Serve's reach.”

Ticketmaster will offer Serve as a platform for customers to make and collect payments toward ticket purchases from other customers. Concur will utilize Serve as an expense management and reimbursement method for transactions processed via Concur’s small business expense reporting service, Concur Breeze. Flipswap will utilize Serve to issue refunds more quickly to consumers who sell or trade in their old mobile and cell phones for reuse or recycling.

Details around these and a number of additional partnerships will be announced over the coming months.

2/4

Giving Back Widget
Serve is also partnering with five major charities – Autism Speaks, Best Friends Animal Society, Malaria No More, Save The Children and Stand Up For Kids – to enable each organization to raise funds via a donations widget. Widgets can be downloaded on Serve.com and at facebook.com/paywithserve, and shared on other Web sites, including Facebook, to encourage donations. Serve will match all contributions via the widget up to $100,000 for each charity.

In the coming months, Serve will offer selling widgets that give customers the ability to sell items through their own social networks.

Highly Competitive Fees Waived for Launch
Serve consumer fees will be highly competitive.  There are only two fees for consumers and we are waiving the fee to put money into the Serve account for the next six (6) months. The two fees are:

•	Putting money into a Serve account: 2.9% + 30c/per load, discounted to 0% for cash, debit and ACH.
•	ATM cash withdrawal (after first one each month free): $2.00

Unlike some other products in the market, Serve has no fees to open an account, no monthly fees, no fees for P2P transactions, no fees to set up sub-accounts (up to four accounts) and no fees to use the widgets.

Merchants who accept American Express cards will pay a prepaid discount rate for transactions made both in stores and online with a Serve prepaid card.

Investor Conference Call – Live Audio Webcast
A conference call with members of the investment community will be held today March 28, 2011, at 11:00 am EDT. The call will be hosted by Dan Schulman, Group President, Enterprise Growth, American Express.

Live audio of the conference call will be accessible to the general public at http://ir.americanexpress.com. A replay of the conference call will also be available at the same Web site address.

About Serve
Serve, by American Express, is a next generation payment platform designed to deliver emerging payments and services to address the changing ways consumers interact and exchange money -- with one another -- as well as merchants.  Learn more at www.serve.com and connect with us on www.facebook.com/paywithserve and www.twitter.com/serve.

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success.  Learn more at www.americanexpress.com and connect with us on www.facebook.com/americanexpress, www.twitter.com/americanexpress and www.youtube.com/americanexpress.

3/4

Cautionary Note Regarding Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements contain words such as “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
the willingness of consumers to use the Serve product, and in particular consumers that do not traditionally rely on charge and credit cards to manage their day-to-day finances, which will depend in part on their willingness to try the Serve product instead of competing payment products and their satisfaction with the operability, fee structure and other features of the Serve product;

•
the ability of the Company to add new features and functionality and ease of use to the Serve platform on an accelerated basis that reflect the needs and desires of consumers, merchants and other participants in the payments space, which will depend in part on the Company's ability to retrieve and effectively assess information from users and other parties on a real-time basis and then make the right judgments in how to build-out the existing Serve platform;

•
the success of the Company in developing relationships with partners, both in and outside the U.S., who will effectively integrate Serve as a payment method for their customers, which will be critical in facilitating the Company's ability to expand the scope and number of Serve users; and

•	technology trends that will impact the environment within which Serve operates and influence how the Serve product will have to evolve to remain compatible and competitive.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, under Item 1A. Risk Factors and Cautionary Note Regarding Forward Looking Statements, and the Company’s other reports filed with the SEC.
# # #

CONTACTS:

Media Contacts:
Joanna Lambert, joanna.g.lambert@aexp.com, +1-212-640-9668 or +1-646-705-4671
Sarah Meron, sarah.b.meron@aexp.com, +1- 917-727-2430

Investors/Analysts:
Ron Stovall, ronald.stovall@aexp.com, +1-212-640-5574
Toby Willard, Sherwood.s.willardjr@aexp.com, +1-212-640-1958

4/4